Exhibit 99.1

GAP INC. REPORTS FOURTH QUARTER AND FULL YEAR RESULTS FOR FISCAL YEAR 2011

Sets Sights on Improving Business in 2012 with Focus on North America

SAN FRANCISCO – February 23, 2012 – Gap Inc. (NYSE:GPS) today reported fourth quarter and full year results for fiscal year 2011 and provided commentary on 2012.

Fourth Quarter Results

For the fourth quarter of fiscal year 2011, which ended January 28, 2012, the company reported net income of $218 million, or $0.44 per share on a diluted basis. This compares with net income of $365 million, or $0.60 per share on a diluted basis, in the same period last year.

Fourth quarter net sales were $4.3 billion compared with $4.4 billion for the fourth quarter of last year. The company’s fourth quarter comparable sales, which include the associated comparable online sales, were down 4 percent compared with a 1 percent increase in the fourth quarter last year.

Fiscal Year Results

For fiscal year 2011, which ended January 28, 2012, the company reported net income of $833 million, or $1.56 per share on a diluted basis — a decrease of 17 percent compared with last year. This compares with net income of $1.2 billion in the same period last year.

Net sales for fiscal year 2011 were $14.5 billion, a decrease of 1 percent compared with net sales of $14.7 billion last year. The company’s fiscal year 2011 comparable sales, which include the associated comparable online sales, were down 4 percent compared with a 2 percent increase last year.

“In spite of 2011 earnings being below last year, we’re pleased with the progress we made against our long-term strategic plan, including growing our online business and expanding internationally,” said Glenn Murphy, chairman and chief executive officer of Gap Inc. “There’s no doubt that improving our performance, especially in our base businesses, is the top priority in 2012, and we’re confident this is the right time to invest wisely to win back customers.”

In fiscal year 2011, Gap Inc. improved its performance in a number of areas, including a 20 percent increase in net sales in its Direct division and a 45 percent net sales increase in its franchise business. The company now operates stores in 39 countries having entered eight new franchise markets in fiscal year 2011. Specific initiatives also began to gain steam, with 14 Gap stores in China, on the way to a total of about 45 stores by the end of fiscal year 2012, and 10 Athleta stores on the way to a total of 50 by the end of fiscal year 2013.

As in past years, the company also outlined investment plans for 2012. In addition to supporting its well-established global growth vehicles, the company indicated it will make targeted investments in product, marketing, and e-commerce to support improvement in North America. Given its record of strong financial management, the company will manage its investments commensurate with business performance.

In related news announced yesterday, Gap Inc. has appointed two new creative leaders to support its Old Navy and Gap divisions. Jill Stanton, a seasoned executive with experience leading product design and marketing, will serve as creative advisor for Old Navy. In addition, Liz Meltzer will join the company as senior vice president of Gap International Merchandising, bringing deep global product experience to the brand.

Additional Fiscal Year 2011 Financial Performance Highlights

•	Generated $815 million in free cash flow and reinforced its commitment to deliver value by returning $2.3 billion to shareholders through share repurchases and dividends.

•

The International and Direct divisions together represented 26 percent of net sales for the year, indicating progress on the company’s stated goal of reaching 30 percent of net sales from these divisions by the end of 2013.

•	Delivered higher Average Unit Retails throughout the year enabled by disciplined inventory management.

•	Tightly managed operating expenses while continuing to invest in long-term growth initiatives.

Sales Results

Comparable sales for the fourth quarter of fiscal year 2011, including the associated comparable online sales, were as follows:

•	Gap North America: negative 3 percent versus flat last year

•	Banana Republic North America: flat versus positive 2 percent last year

•	Old Navy North America: negative 6 percent versus positive 2 percent last year

•	International: negative 8 percent versus positive 1 percent last year

Comparable sales for fiscal year 2011, including the associated comparable online sales, were as follows:

•	Gap North America: negative 4 percent versus flat last year

•	Banana Republic North America: negative 1 percent versus positive 3 percent last year

•	Old Navy North America: negative 3 percent versus positive 3 percent last year

•	International: negative 7 percent versus positive 2 percent last year

The following tables detail Gap Inc.’s fourth quarter and fiscal year net sales:

($ in millions) Quarter Ended January 28, 2012	Gap	Old Navy	Banana Republic	Franchise and Wholesale (3)	Piperlime and Athleta	Total	Percentage of Net Sales
U.S. (1)	$935	$1,309	$616	$—	$—	$2,860	67%
Canada	98	109	59	—	—	266	6
Europe	201	—	17	16	—	234	6
Asia	331	—	41	23	—	395	9
Other regions	—	—	—	39	—	39	1

Total Stores reportable segment	1,565	1,418	733	78	—	3,794	89
Direct reportable segment (2)	139	198	63	—	89	489	11

Total	$1,704	$1,616	$796	$78	$89	$4,283	100%

($ in millions) Quarter Ended January 29, 2011	Gap	Old Navy	Banana Republic	Franchise and Wholesale (3)	Piperlime and Athleta	Total	Percentage of Net Sales
U.S. (1)	$998	$1,441	$619	$—	$—	$3,058	70%
Canada	101	123	58	—	—	282	7
Europe	215	—	12	12	—	239	5
Asia	300	—	37	17	—	354	8
Other regions	—	—	—	27	—	27	1

Total Stores reportable segment	1,614	1,564	726	56	—	3,960	91
Direct reportable segment (2)	120	161	54	—	69	404	9

Total	$1,734	$1,725	$780	$56	$69	$4,364	100%

($ in millions) Fiscal Year Ended January 28, 2012	Gap	Old Navy	Banana Republic	Franchise and Wholesale (3)	Piperlime and Athleta	Total	Percentage of Net Sales
U.S. (1)	$3,231	$4,644	$2,060	$—	$—	$9,935	68%
Canada	333	392	193	—	—	918	6
Europe	702	—	54	69	—	825	6
Asia	966	—	131	79	—	1,176	8
Other regions	—	—	—	135	—	135	1

Total Stores reportable segment	5,232	5,036	2,438	283	—	12,989	89
Direct reportable segment (2)	433	638	188	—	301	1,560	11

Total	$5,665	$5,674	$2,626	$283	$301	$14,549	100%

($ in millions) Fiscal Year Ended January 29, 2011	Gap	Old Navy	Banana Republic	Franchise and Wholesale (3)	Piperlime and Athleta	Total	Percentage of Net Sales
U.S. (1)	$3,454	$4,945	$2,084	$—	$—	$10,483	71%
Canada	341	427	190	—	—	958	7
Europe	703	—	36	47	—	786	5
Asia	872	—	118	59	—	1,049	7
Other regions	—	—	—	89	—	89	1

Total Stores reportable segment	5,370	5,372	2,428	195	—	13,365	91
Direct reportable segment (2)	365	533	155	—	246	1,299	9

Total	$5,735	$5,905	$2,583	$195	$246	$14,664	100%

(1)	U.S. includes the United States and Puerto Rico.
(2)	Online sales shipped from distribution centers located outside the U.S. were $43 million ($31 million for Canada and $12 million for Europe) and $30 million ($22 million for Canada and $8 million for Europe) for the 13 weeks ended January 28, 2012 and January 29, 2011, respectively. Online sales shipped from distribution centers located outside the U.S. were $127 million ($89 million for Canada and $38 million for Europe) and $42 million ($30 million for Canada and $12 million for Europe) in fiscal 2011 and 2010, respectively.
(3)	Franchise and wholesale sales were $78 million ($68 million for Gap and $10 million for Banana Republic) and $56 million ($50 million for Gap and $6 million for Banana Republic) for the 13 weeks ended January 28, 2012 and January 29, 2011, respectively. Franchise and wholesale sales were $283 million ($247 million for Gap and $36 million for Banana Republic) and $195 million ($171 million for Gap and $24 million for Banana Republic) in fiscal 2011 and 2010, respectively.

Additional 2011 Results and 2012 Outlook

Earnings per Share

The company expects diluted earnings per share to be in the range of $1.75 - $1.80 for fiscal year 2012.

Depreciation and Amortization

Fiscal year 2011 depreciation and amortization expense, net of amortization of lease incentives, was $506 million.

For fiscal year 2012, the company expects depreciation and amortization expense, net of amortization of lease incentives, to be about $475 million.

Operating Expenses

Fourth quarter operating expenses were $1.0 billion, or 24.1 percent of net sales. Marketing expenses for the fourth quarter were $166 million.

Fiscal year 2011 operating expenses were $3.8 billion, or 26.4 percent of net sales. Marketing expenses for the full year were $548 million, up $32 million compared with last year.

Operating Margin

The company expects that operating margin for fiscal year 2012 will be about 10 percent.

Effective Tax Rate

The effective tax rate was 37.7 percent for the fourth quarter of fiscal year 2011. The effective tax rate for fiscal year 2011 was 39.2 percent.

For fiscal year 2012, the company expects the effective tax rate to be about 39.5 percent.

Inventory

On a year-over-year basis inventory dollars per store were down 0.8 percent at the end of the fourth quarter of fiscal year 2011.

For fiscal year 2012, the company expects inventory dollars per store at the end of the first quarter to be about flat on a year-over-year basis. Please see the Financials section under the Investors tab on www.gapinc.com for the company’s explanation of numerical range guidance.

Cash and Cash Equivalents

The company ended the year with $1.9 billion in cash and cash equivalents. For fiscal year 2011, free cash flow, defined as net cash provided by operating activities less purchases of property and equipment, was $815 million compared with $1.2 billion last year. Please see the reconciliation of free cash flow, a non-GAAP financial measure, to the GAAP financial measure in the tables at the end of this release.

Share Repurchases

During the fourth quarter of fiscal year 2011, the company repurchased about 4.5 million shares for $83 million. For fiscal year 2011, the company repurchased about 111 million shares for a total of $2.1 billion.

In a separate press release today, the company announced that its Board of Directors approved a new $1 billion share repurchase authorization that replaces the previously announced authorization.

Dividends

The company paid a dividend of $0.1125 per share during the fourth quarter of fiscal year 2011.

In a separate press release today, the company announced that its Board of Directors approved a plan to increase the annual dividend per share from $0.45 in fiscal year 2011 to $0.50 for fiscal year 2012.

Capital Expenditures

Fiscal year 2011 capital expenditures were $548 million.

For fiscal year 2012, the company expects capital spending to increase about 10 percent to approximately $600 million in support of its outlined strategies.

Real Estate

The company ended fiscal year 2011 with 3,263 store locations in 39 countries, 3,036 of which are company operated. Net square footage of company-operated stores decreased 2.6 percent from the end of fiscal year 2010. This reinforces Gap Inc.’s strategy to optimize its square footage.

In fiscal year 2012, the company expects to open about 125 company-operated stores, net of repositions, 55 of which are international. The company expects that it will close about 115 company-operated stores, net of repositions. The closures are weighted towards Gap North America, consistent with the company’s previously-stated strategy. Net square footage for company-operated stores is expected to decrease by about 1 percent by the end of fiscal year 2012 compared with the end of fiscal year 2011.

	Quarter Ended January 28, 2012
	Store Locations Beginning of Q4	Store Locations Opened	Store Locations Closed	Store Locations End of Q4	Square Feet (millions)
Gap North America	1,086	7	50	1,043	10.7
Gap Europe	191	2	—	193	1.7
Gap Asia	141	11	—	152	1.5
Old Navy North America	1,022	11	17	1,016	18.1
Banana Republic North America	583	3	5	581	4.9
Banana Republic Asia	29	2	—	31	0.2
Banana Republic Europe	9	1	—	10	0.1
Athleta North America	4	6	—	10	—

Company-operated stores total	3,065	43	72	3,036	37.2
Franchise	211	16	—	227	NA

Total	3,276	59	72	3,263	37.2

Webcast and Conference Call Information

Katrina O’Connell, vice president of Corporate Finance and Investor Relations at Gap Inc., will host a summary of the company’s fourth quarter fiscal year 2011 results during a live conference call and real-time webcast at approximately 5 p.m. Eastern Time today. Ms. O’Connell will be joined by Glenn Murphy, Gap Inc. chairman and chief executive officer, and Sabrina Simmons, Gap Inc. chief financial officer.

To access the conference call, please dial (800) 374-1731, or (706) 679-5876 for international callers. The webcast can be accessed from the Financial News and Events page of the Investors section at www.gapinc.com. A replay of the call will be available on www.gapinc.com.

February Sales

The company will report February sales on March 1, 2012.

Forward-Looking Statements

This press release and related conference call and webcast contain forward-looking statements within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements other than those that are purely historical are forward-looking statements. Words such as “expect,” “anticipate,” “believe,” “estimate,” “intend,” “plan,” “project,” and similar expressions also identify forward-looking statements. Forward-looking statements include statements regarding the following:

•	growing online and expanding internationally;

•	improving business performance in 2012;

•	targeted investments to support improvement in North America;

•	delivering value and returning excess cash to shareholders through repurchases and dividends;

•	future Direct and international share of net sales;

•	future Athleta stores;

•	earnings per share for fiscal year 2012;

•	depreciation and amortization for fiscal year 2012;

•	operating margin for fiscal year 2012;

•	effective tax rate for fiscal year 2012;

•	inventory per store at the end of the first quarter of fiscal year 2012;

•	dividend amounts and timing in fiscal year 2012;

•	capital expenditures for fiscal year 2012;

•	optimizing square footage;

•	store openings and closings for fiscal year 2012 and weightings by division;

•	real estate square footage for fiscal year 2012;

•	future international growth, including online, outlet, franchise, and stores in China;

•	global IT platform;

•	consistent product execution;

•	improving sales with healthy merchandise margins;

•	investing in the business while maintaining discipline;

•	stabilization of the base businesses;

•	Average Unit Costs in the second half of 2012;

•	leveraging operating expenses in 2012;

•	pace of share repurchases in 2012; and

•	growing earnings per share while strategically reinvesting in the business.

Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause the company’s actual results to differ materially from those in the forward-looking statements. These factors include, without limitation, the following:

•

the risk that adjustments to the company’s unaudited financial statements may be identified through the course of the company’s independent registered public accounting firm completing its integrated audit of the company’s financial statements and financial controls;

•	the risk that additional information may arise during the company’s close process or as a result of subsequent events that would require the company to make adjustments to the financial information;

•	the risk that changes in general economic conditions or consumer spending patterns will have a negative impact on the company’s financial performance or strategies;

•	the highly competitive nature of the company’s business in the United States and internationally;

•	the risk that the company or its franchisees will be unsuccessful in gauging fashion trends and changing consumer preferences;

•	the risk that the company’s efforts to expand internationally may not be successful and could impair the value of its brands;

•

the risk that trade matters, sourcing costs, events causing disruptions in product shipments from China and other foreign countries, or an inability to secure sufficient manufacturing capacity may disrupt the company’s supply chain or operations, or impact its financial results;

•	the risk that the company’s franchisees will be unable to successfully open, operate, and grow the company’s franchised stores;

•

the risk that the company or its franchisees will be unsuccessful in identifying, negotiating, and securing new store locations and renewing, modifying or terminating leases for existing store locations effectively;

•	the risk that comparable sales and margins will experience fluctuations;

•	the risk that the company will be unsuccessful in implementing its strategic, operating and people initiatives;

•

the risk that changes in the company’s credit profile or deterioration in market conditions may limit its access to the capital markets and adversely impact its financial results and its ability to service its debt while maintaining other initiatives;

•	the risk that updates or changes to the company’s information technology (“IT”) systems may disrupt its operations;

•

the risk that acts or omissions by the company’s third-party vendors, including a failure to comply with the company’s code of vendor conduct, could have a negative impact on its reputation or operations;

•	the risk that the company does not repurchase some or all of the shares it anticipates purchasing pursuant to its repurchase program;

•	the risk that the adoption of new accounting pronouncements will impact future results;

•	the risk that changes in the regulatory or administrative landscape could adversely affect the company’s financial condition, strategies, and results of operations; and

•	the risk that the company will not be successful in defending various proceedings, lawsuits, disputes, claims, and audits.

Additional information regarding factors that could cause results to differ can be found in the company’s Annual Report on Form 10-K for the fiscal year ended January 29, 2011, as well as the company’s subsequent Quarterly Reports on Form 10-Q.

These forward-looking statements are based on information as of February 23, 2012. The company assumes no obligation to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

About Gap Inc.

Gap Inc. is a leading global specialty retailer offering clothing, accessories, and personal care products for men, women, children, and babies under the Gap, Banana Republic, Old Navy, Piperlime, and Athleta brands. Fiscal 2011 net sales were $14.5 billion. Gap Inc. products are available for purchase in over 90 countries worldwide through about 3,000 company-operated stores, about 200 franchise stores, and e-commerce sites. For more information, please visit www.gapinc.com.

Investor Relations Contact:

Mike Jenkins

(415) 427-4454

investor_relations@gap.com

Media Relations Contact:

Stacy Rollo

(415) 427-6230

press@gap.com

The Gap, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

UNAUDITED

($ in millions)	January 28, 2012	January 29, 2011
ASSETS
Current assets:
Cash and cash equivalents	$1,885	$1,561
Short-term investments	—	100
Merchandise inventory	1,615	1,620
Other current assets	809	645

Total current assets	4,309	3,926
Property and equipment, net	2,523	2,563
Other long-term assets	590	576

Total assets	$7,422	$7,065

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current maturities of debt	$59	$3
Accounts payable	1,066	1,049
Accrued expenses and other current liabilities	998	993
Income taxes payable	5	50

Total current liabilities	2,128	2,095

Long-term liabilities:
Long-term debt	1,606	—
Lease incentives and other long-term liabilities	933	890

Total long-term liabilities	2,539	890

Total stockholders’ equity	2,755	4,080

Total liabilities and stockholders’ equity	$7,422	$7,065

The Gap, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

UNAUDITED

	13 Weeks Ended		52 Weeks Ended
($ and shares in millions except per share amounts)	January 28, 2012	January 29, 2011	January 28, 2012	January 29, 2011
Net sales	$4,283	$4,364	$14,549	$14,664
Cost of goods sold and occupancy expenses	2,878	2,695	9,275	8,775

Gross profit	1,405	1,669	5,274	5,889
Operating expenses	1,033	1,076	3,836	3,921

Operating income	372	593	1,438	1,968
Interest, net	22	(4)	69	(14)

Income before income taxes	350	597	1,369	1,982
Income taxes	132	232	536	778

Net income	$218	$365	$833	$1,204

Weighted-average number of shares - basic	488	606	529	636
Weighted-average number of shares - diluted	492	612	533	641

Earnings per share - basic	$0.45	$0.60	$1.57	$1.89
Earnings per share - diluted	$0.44	$0.60	$1.56	$1.88

The Gap, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

UNAUDITED

	52 Weeks Ended
($ in millions)	January 28, 2012	January 29, 2011
Cash flows from operating activities:
Net income	$833	$1,204
Depreciation and amortization (a)	506	562
Change in merchandise inventory	4	(127)
Other, net	20	105

Net cash provided by operating activities	1,363	1,744

Cash flows from investing activities:
Purchases of property and equipment	(548)	(557)
Purchases of short-term investments	(50)	(475)
Maturities of short-term investments	150	600
Change in other assets	(6)	3

Net cash used for investing activities	(454)	(429)

Cash flows from financing activities:
Proceeds from issuance of long-term debt	1,646	—
Payments of long-term debt issuance costs	(11)	—
Proceeds from issuance of short-term debt	16	6
Payments of short-term debt	—	(3)
Proceeds from share-based compensation, net of withholding tax payments	62	70
Repurchases of common stock	(2,092)	(1,959)
Excess tax benefit from exercise of stock options and vesting of stock units	13	11
Cash dividends paid	(236)	(252)

Net cash used for financing activities	(602)	(2,127)

Effect of foreign exchange rate fluctuations on cash	17	25

Net increase (decrease) in cash and cash equivalents	324	(787)
Cash and cash equivalents at beginning of period	1,561	2,348

Cash and cash equivalents at end of period	$1,885	$1,561

(a)	Depreciation and amortization is net of amortization of lease incentives.

The Gap, Inc.

SEC REGULATION G

UNAUDITED

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW

	52 Weeks Ended
($ in millions)	January 28, 2012	January 29, 2011
Net cash provided by operating activities	$1,363	$1,744
Less: purchases of property and equipment	(548)	(557)

Free cash flow (a)	$815	$1,187

(a)	Free cash flow is a non-GAAP financial measure. We believe free cash flow is an important metric because it represents a measure of how much cash a company has available for discretionary and non-discretionary items after the deduction of capital expenditures, as we require regular capital expenditures to build and maintain stores and purchase new equipment to improve our business. We use this metric internally, as we believe our sustained ability to generate free cash flow is an important driver of value creation. However, this non-GAAP financial measure is not intended to supersede or replace our GAAP results.